EXHIBIT 99.1

Hanmi Financial Corporation Announces Receipt of All Regulatory Approvals to Complete Pending Merger with SWNB Bancorp

LOS ANGELES, Aug. 16, 2018 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ: HAFC) (“Hanmi”), the holding company for Hanmi Bank, announced today that it has received all regulatory approvals to complete its pending merger with SWNB Bancorp, Inc. (“SWNB”) and the merger of their subsidiary banks.

The merger of Hanmi and SWNB remains subject to the satisfaction of customary closing conditions, including SWNB stockholder approval.  We expect to close the transaction late in the third quarter or early in the fourth quarter of 2018.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 40 full-service branches and 9 loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (1) the benefits of the merger between Hanmi and SWNB, including anticipated future results, cost savings and accretion to reported earnings that may be realized from the merger; (2) Hanmi and SWNB’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (3) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the businesses of Hanmi and SWNB may not be combined successfully, or such combination may take longer than expected; the cost savings from the merger may not be fully realized or may take longer than expected; operating costs, customer loss and business disruption following the merger may be greater than expected; the stockholders of SWNB may fail to approve the merger; credit and interest rate risks associated with Hanmi’s and SWNB’s respective businesses; and difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Hanmi’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Hanmi or SWNB or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Hanmi and SWNB do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Important Additional Information

This communication is being made in respect of the proposed merger between Hanmi and SWNB. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed transaction, Hanmi filed a registration statement on Form S-4 with the SEC on June 22, 2018, that includes a proxy statement of SWNB and a prospectus of Hanmi (the “Proxy Statement/Prospectus”), as well as other relevant documents regarding the proposed transaction. The registration statement on Form S-4 has been declared effective and the Proxy Statement/Prospectus was first mailed to stockholders of SWNB on or about July 18, 2018.  Before making any voting or investment decision, investors and security holders of SWNB are urged to carefully read the entire registration statement and Proxy Statement/Prospectus, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by Hanmi with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by Hanmi may be obtained free of charge at its website at www.hanmi.com or by contacting Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Richard Pimentel, Corporate Finance Officer, telephone (213) 427-3191.

Hanmi and SWNB and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies of SWNB’s shareholders in connection with the proposed transaction.  Information about the directors and executive officers of Hanmi and their ownership of Hanmi common stock is set forth in the proxy statement for Hanmi’s 2018 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on April 13, 2018.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraph.

Hanmi Financial Corporation Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Richard Pimentel
Senior Vice President & Corporate Finance Officer
213-427-3191

Lasse Glassen
Investor Relations
Addo Investor Relations
424-238-6249